Exhibit 4.1


                              FIRST ECOMM.COM, INC.

                             1999 STOCK OPTION PLAN



     1.   PURPOSE OF PLAN

     The purpose of this 1999 Stock Option Plan (the "Plan") is to assist First Ecomm.com, Inc. (the "Company") and any subsidiaries established from time to time (together with the Company, the "Companies") in the continued employment or service of officers, key employees, consultants and directors by offering them a greater stake in the Companies' success and a closer identity with the Companies, and to aid in attracting individuals whose employment or services would be helpful to the Companies and would contribute to their success.

     2.   DEFINITIONS

     (a)  "Board" means the board of directors of the Company.

     (b)  "Code" means the Internal Revenue Code of 1986, as amended.

     (c)  "Committee" means the committee described in Paragraph 5.

     (d)  "Companies" means the Company and its subsidiaries, as defined in
          Section 424(f) of the Code.

     (e)  "Date of Grant" means the date on which an Option is granted.

     (f) "Exercise Price" means the price per Share that an Optionee must pay in order to exercise an Option.

     (g) "Incentive Stock Option" shall mean an Option granted under the Plan, designated at the time of such grant as an incentive stock option (and qualifying as such under Section 422 of the Code) and containing the terms specified herein for incentive stock options.

     (h) "Non-Qualified Option" shall mean an Option granted under the Plan which is designated at the time of such grant as a non-qualified option, which contains the terms specified herein for non-qualified options, and which fails to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     (i) "Option" means any stock option granted under the Plan and described either in Paragraph 3(a) or 3(b).

     (j)  "Option Agreement" shall have the meaning set forth in Paragraph 7.



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     (k)  "Optionee" means a person to whom an Option has been granted under the
          Plan, which Option has not been exercised and has not expired or terminated.

     (l)  "Shares" means shares of Common Stock of the Company.

     (m) "Ten Percent Shareholder" means a person who on the Date of the Grant owns, either directly or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations, as defined respectively in Sections 424(e) and (f) of the Code.

     (n) "Value" means on any given date, the closing price of the Shares as reported by NASDAQ, or if listed on a national exchange, the closing price of the Shares on such exchange on such date, or, if not so reported or listed, the fair market value of the Shares as determined by the Company in good faith.

     3.   RIGHTS TO BE GRANTED

     Rights that may be granted under the Plan are:

     (a) Incentive Stock Options, that give the Optionee the right for a specified time period to purchase a specified number of Shares at an Exercise Price not less than that specified in Paragraph 7(a).

     (b) Non-Qualified Options, that give the Optionee the right for a specified time period to purchase a specified number of Shares at an Exercise Price not less than that specified in Paragraph 7(a).

     4.   STOCK SUBJECT TO PLAN

     The maximum number of Shares that may be issued under the Plan is 3,000,000 (three million) Shares, subject to adjustment pursuant to the provisions of Paragraph 10. If an Option terminates without having been exercised in whole or part, other Options may be granted covering the Shares as to which the Option was not exercised. Notwithstanding anything to the contrary contained in the Plan, the aggregate number of Shares issued to an Optionee on the exercise of Options granted under the Plan, or reserved for issuance to an Optionee on the exercise of Options granted under the Plan, may not exceed ten percent (10%) of the maximum number of Shares authorized to be issued on the exercise of Options under the Plan.



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     5.   ADMINISTRATION OF PLAN

     The grant of Options under this Plan shall be approved by the Board or a stock option committee (the "Committee") designated by the Board, composed solely of not less than two Non-Employee Directors (as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended) who are also "outside directors" under Section 162(m) of the Code and who shall be appointed by and serve on such Committee at the pleasure of the Board of Directors. Any determination regarding the terms of such Options or any other determination regarding such Options shall be made by the Board or the Committee.

     6.   GRANTING OF OPTIONS

     (a) Subject to Section 7 hereof, the Company may, from time to time, designate: the officers, key employees, consultants and/or directors of any of the Companies to who Options may be granted; the number of Shares covered by an Option; the relevant Exercise Price of an Option; the vesting provisions of an Option; and the term of an Option.

     (b) An Incentive Stock Option shall not be granted to a director or consultant of any of the Companies unless, as of the Date of Grant, such director or consultant is also an officer or key employee of any of the Companies.

     (c) An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the Exercise Price and period of exercise as are provided in Paragraph 7 with respect to such a person.

     7.   OPTIONS AGREEMENTS AND TERMS

     Each Option shall be granted within ten (10) years of the date on which the Plan is adopted by the Board or the date the Plan is approved by the shareholders of the Company, whichever is earlier, and shall be evidenced by an option agreement that shall be executed on behalf of the Company and by the respective Optionee ("Option Agreement"). The terms of each Option Agreement shall be consistent with the following:

     (a) Exercise Price. In the case of a Non-Qualified Option, the Exercise Price per Share shall not be less than eighty-five percent (85%) of the Value of such Share on the Date of Grant. In the case of an Incentive Stock Option, the Exercise Price per share shall not be less than one hundred percent (100%) of the Value of such Share on the Date of Grant; provided that with respect to any Incentive Stock Options granted to a Ten Percent Shareholder, the Exercise Price per Share shall not be less than one hundred ten percent (110%) of the Value of such Share on the Date of Grant.

     (b) Restriction on Transferability. No Option granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of by the Optionee, whether voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and any attempt to do so will cause such Option to be null and void. During the lifetime of the Optionee, an Option shall be exercisable



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          only by him or her and upon the death of an Optionee, the person to whom the rights shall have passed by will or by the laws of descent and distribution may exercise any Option in accordance with the provisions of Paragraph 7(e).

     (c) Payment. Full payment for Shares purchased upon the exercise of an Option shall be made in cash or by certified check, cashier's check or personal check. Upon the exercise of an Option, the Company shall have the right to require the Optionee to remit to the Company, in cash or by certified check, cashier's check, personal check or through the Company's retention of Shares acquired by the Optionee upon the exercise, an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery by the Company of any certificate for Shares.

     (d) Issuance of Certificates. Upon payment of the Exercise Price, a certificate for the number of Shares shall be delivered to such Optionee by the Company. If listed on a national securities exchange, or reported on NASDAQ, the Company shall not be obligated to deliver any certificates for Shares until (A)(i) such Shares have been listed (or authorized for listing upon official notice of issuance) on each securities exchange upon which outstanding Shares of such class at the time are listed or (ii) if such outstanding Shares are quoted on NASDAQ, such Shares have been approved for quotation thereon and (B) there has been compliance with such laws or regulations as the Company may deem applicable. The Company shall use its reasonable efforts to effect such listing or reporting and compliance as promptly as practical.

     (e) Periods of Exercise of Options. An Option shall be exercisable in whole or in part for such time as may be stated in the Option Agreement, provided that:

          (i) an Incentive Stock Option granted to a Ten Percent Shareholder shall in no event be exercisable after 5 years from the Date of Grant, and all other Options shall in no event be exercisable after 10 years from the Date of Grant;

          (ii) Incentive Stock Options shall be subject to the limitation set forth in Paragraph 8;

         (iii) if an Optionee ceases to be employed by, or ceases to serve as an officer, consultant or director of, at least one of the Companies for any reason other than termination for cause, death or disability, any Option or unexercised portion thereof shall not be exercisable by such Optionee after three months from the date the Optionee ceases to be employed by, or ceases to serve as an officer, consultant or director of, at least one of the Companies;

          (iv) if an Optionee ceases to be employed by, or ceases to serve as an officer, consultant or director of, at least one of the Companies, and



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               such employment or service was terminated for cause, any Option or unexercised portion thereof shall terminate forthwith;

          (v) if an Optionee ceases to be employed by, or ceases to serve as an officer, consultant or director of, at least one of the Companies due to disability, any Option or unexercised portion thereof shall not be exercisable by such Optionee after one year from the date the Optionee ceases to be employed by, or ceases to serve as an officer, consultant or director of, at least one of the Companies; and

          (vi) if an Optionee ceases to be employed by, or ceases to serve as an officer, consultant or director of, one or more of the Companies due to death, any Option or unexercised portion thereof shall not be exercisable after one year from the date of death; provided that in such event, the person to whom the rights of the Optionee shall have passed by will or by the laws of descent and distribution may exercise any of the decedent's Options to the extent determined by the Company in its discretion, even if the date of exercise is within any time period prescribed by the Plan before or after which such Option shall not be exercisable.

     (f) Date of Exercise. The date of exercise of an Option shall be the date on which written notice of exercise is hand delivered or telecopied to the Company, attention: Secretary; provided that the Company shall not be obliged to deliver any certificates for Shares pursuant to the exercise of an Option until the Optionee shall have made full payment for such Shares in accordance with Section 7(c). Each such exercise shall be irrevocable when given. Each notice of exercise must state whether the Optionee is exercising an Incentive Stock Option or a Non-Qualified Option and must include a statement of preference as to the manner in which payment to the Company shall be made (cash, certified check, cashier's check or personal check).

     (g) Termination of Status. For the purposes of the Plan a transfer of an employee, officer, consultant or director between two companies, each of which is a company considered to be either a parent of the Company within the meaning of Section 424(e) of the Code or a subsidiary of the Company within the meaning of Section 424(f) of the Code, shall not be deemed a termination of employment or of service as an employee, officer, consultant or director.

     (h) No Relation Between Incentive Stock Options and Non-Qualified Options. The grant, exercise, termination or expiration of any Incentive Stock Option granted to an Optionee shall have no effect upon any Non-Qualified Option held by such Optionee, nor shall the grant, exercise, termination or expiration of any Non-Qualified Option granted to an Optionee have any effect upon any Incentive Stock Option held by such Optionee.

     8.   LIMITATION ON EXERCISE OF INCENTIVE STOCK OPTIONS.



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     The aggregate fair market value (determined as of the Date of Grant) of the
Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan (and any other plan of his or her employer corporation and its parent and subsidiary corporations, as defined respectively in Sections 424(e) and (f) of the Code), shall not exceed one hundred thousand dollars ($100,000). Accordingly, to the extent that the aggregate fair market value (determined as of the Date of Grant) of the Shares with respect to which Incentive Stock Options (determined without reference to this subsection) are exercisable for the first time by an Optionee during any calendar year under this Plan (and any other plan of his or her employer corporation and its parent and subsidiary corporations, as defined respectively in Sections 424(e) and (f) of the Code) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Non-Qualified Options (i.e., options which fail to qualify as incentive stock options within the meaning of Section 422 of the Code) in accordance with Section 422(d) of the Code.

     9.   RIGHTS AS STOCKHOLDERS

     An Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her Options until the date of issuance of a stock certificate to him or her for such Shares.

     10.  CHANGES IN CAPITALIZATION

     In the event of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights to all stockholders, or other similar corporate change, the Company shall make such adjustment in the aggregate number of Shares that may be issued under the Plan, and the number of Shares subject to, and the Exercise Price of, each then-outstanding Option, as it, in its sole and absolute discretion, deems appropriate.

     11.  MERGERS, DISPOSITIONS AND CERTAIN OTHER TRANSACTIONS

     If during the term of any Options, the Company shall be merged into or consolidated with or otherwise combined with another person or entity, or substantially all of the property or stock of the Company is acquired by another person or entity, or there is a divisive reorganization, spin-off or liquidation or partial liquidation of the Company, the Company may choose to take no action with regard to the Options outstanding or to take any of the following courses of action:

     (a) The Company may provide in any agreement with respect to any such merger, consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant Options to the Optionees to acquire shares in such corporation with respect to which the excess of the fair market value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the Exercise Price shall not be greater than the excess of the Value of the Shares over the Exercise Price of the Options immediately prior to the consummation of such merger, consolidation, combination or acquisition; or



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     (b)  If the Board shall determine that such action is reasonable under the circumstances, it may give each Optionee the right, immediately prior to the consummation of such merger, consolidation, combination, acquisition, divisive reorganization, spin-off, liquidation or partial liquidation, to exercise his or her Options in whole or in part, without regard to any restrictions on the time of exercise otherwise imposed pursuant to Paragraph 7(e) of the Plan, or the Board may take such other action as it shall determine to be reasonable under the circumstances in order to permit Optionees to realize the value of rights granted to them under the Plan.

     12.  PLAN NOT TO AFFECT EMPLOYMENT

     Neither the Plan nor any Option granted thereunder shall confer upon any employee, officer, consultant or other agent, or director of any of the Companies any right to continue in the employment or service of any of the Companies.

     13.  INTERPRETATION

     The Board or the Committee shall have the power to interpret the Plan and to adopt, amend and rescind rules for putting the Plan into effect and administering it. The administration, interpretation, construction and application of the Plan and any provisions thereof made by the Board or the Committee shall be final and binding on all Optionees and on any other persons eligible under the provisions of the Plan to participate therein. No member of the Board or Committee shall be liable for any action taken or for any determination made in good faith in connection with the administration, interpretation, construction or application of the Plan. It is intended that the Incentive Stock Options shall constitute incentive stock options within the meaning of Section 422 of the Code, that the Non-Qualified Options shall constitute property subject to U.S. Federal income tax at exercise pursuant to the provisions of Section 83 of the Code, and that the Plan shall qualify for the exemption available under the Rule. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

     14.  AMENDMENTS

     The Board may amend the Plan from time to time. No outstanding Option shall be affected by any such amendment without the written consent of the Optionee or other person then entitled to exercise such Option.

     15.  SECURITIES LAWS

     The Company shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then existing rules and regulations of the Securities and Exchange Commission.

     16.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall become effective on the date the Plan is adopted by the Board, and, unless sooner terminated by the Board, shall expire on the date that is ten years after the date on which the Plan is adopted by the Board or the date the Plan is approved by the Company's shareholders, whichever is earlier ("Expiration Date"). No Option granted



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under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders within 12 months before or after the date the Plan is adopted by the Board, and no Option may be granted under the Plan following the Expiration Date.

     17.  GOVERNING LAW

     The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the State of New York and the federal laws of the United States applicable herein, without regard for choice of law principles.





                     By order of the Board of directors of First Ecomm.com, Inc.